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The information in this prospectus supplement and accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated October 18, 2011

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-174449

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 8, 2011)

                    Shares

COLDWATER CREEK INC.

Common Stock

$             per share.

•
Coldwater Creek Inc. is offering                           shares of common stock.

•
The last reported sale price of our common stock on October 17, 2011 was $1.13 per share.

•
Trading symbol: Nasdaq Global Select Market — CWTR.

This investment involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The underwriter has a 30-day option to purchase up to                           additional shares of common stock to cover over-allotments, if any. If the underwriter exercises this option in full, the total underwriting discount will be $             , and our total proceeds, before expenses, will be $             .

Dennis C. Pence, our Chief Executive Officer, Chairman of our Board of Directors and one of our principal stockholders, has indicated an interest in purchasing between approximately $5.0 million and $7.0 million of the shares of our common stock in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, Mr. Pence may elect not to purchase any shares in this offering, or our underwriters may elect not to sell any shares in this offering, to Mr. Pence.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

Piper Jaffray

The date of this prospectus supplement is October     , 2011.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

Unless otherwise stated in this prospectus supplement, we have assumed throughout this prospectus supplement that the over-allotment option granted to the underwriter will not be exercised.

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under "Where You Can Find More Information" and "Important Information Incorporated by Reference" in this prospectus supplement and the accompanying prospectus. You should also carefully consider the matters discussed in the sections in this prospectus supplement entitled "Risk Factors" and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Coldwater Creek," "we," "us" and "our" refer to Coldwater Creek Inc., and where applicable, its subsidiaries.

Our Business

We are a specialty retailer of women's apparel, accessories, jewelry and gift items. Founded in 1984 as a catalog company, today we are a multi-channel specialty retailer. Our proprietary merchandise assortment reflects a sophisticated yet relaxed and casual lifestyle. A commitment to providing superior customer service is manifest in all aspects of our business. Our mission is to become one of the premier specialty retailers for women 35 years of age and older with average annual household incomes in excess of $75,000 by offering our customers a compelling merchandise assortment with superior customer service through all our sales channels.

Corporate Information

We are incorporated in Delaware. Our principal executive offices are located at One Coldwater Creek Drive, Sandpoint, Idaho 83864, and our telephone number at that location is (208) 263-2266. We maintain an Internet website at www.coldwatercreek.com. We do not incorporate by reference into this prospectus supplement or the accompanying prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Based on our preliminary estimates, we expect that our results for the thirteen-week period ending October 29, 2011 will be as follows:

    •
    Consolidated net sales in the range of $180.0 to $190.0 million reflecting a decline in comparable premium retail store sales of 17% to 21% as compared to the fiscal third quarter of 2010. The decline in comparable premium retail store sales reflects soft traffic, partially offset by improvements in conversion rates and average unit retail versus the prior year period.

    •
    Gross margin flat to down slightly compared to the prior year period as modest improvements in merchandise margins are offset by deleveraging of occupancy and buying expenses versus the third quarter of 2010.

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    Net loss in the range of $0.30 to $0.36 per share.

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    Total inventory at the end of the fiscal third quarter will be down in the low-to-mid teens on a percentage basis as compared to the end of the third fiscal quarter 2010.

Our estimates regarding our third fiscal quarter financial results are preliminary and subject to change. The quarter has not yet closed. We and our auditors have not begun the normal quarterly review procedures for the fiscal quarter ending October 29, 2011, and there can be no assurance that our final results for this period will not differ from these estimates, including as a result of business levels during the remainder of the quarter, quarter-end closing procedures or review adjustments or any other developments that could arise prior to the end of the quarter, and any such differences could be material. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with accounting principles generally accepted in the United States of America. In addition, these preliminary results of operations for the quarter ending October 29, 2011, are not necessarily indicative of the results to be achieved for the remainder of the fiscal year or any future period.

THE OFFERING

Common stock offered	shares
Common stock to be outstanding after this offering	shares
Use of proceeds
We intend to use the net proceeds from this offering for working capital and other capital expenditures, which may include investments in our marketing strategy and supply chain, as well as other general corporate purposes.
Risk factors
You should read the "Risk Factors" beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.
Nasdaq Global Select Market symbol	CWTR

Dennis C. Pence, our Chief Executive Officer, Chairman of our Board of Directors and one of our principal stockholders, has indicated an interest in purchasing between approximately $5.0 million and $7.0 million of the shares of our common stock in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, Mr. Pence may elect not to purchase any shares in this offering, or our underwriter may elect not to sell any shares in this offering, to Mr. Pence.

The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on 92,688,600 shares outstanding as of July 30, 2011 and does not include, as of that date:

    •
    3,501,148 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $5.93 per share;

    •
    1,530,895 shares of common stock issuable upon the vesting of outstanding restricted stock units;

    •
    3,388,474 shares of common stock reserved for future grants under our Amended and Restated Stock Option/Stock Issuance Plan; and

    •
    1,055,197 shares of common stock reserved for future purchases under our Employee Stock Purchase Plan.

RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

We must successfully gauge fashion trends and changing consumer preferences or our sales and results of operations will be adversely affected.

Forecasting consumer demand for our merchandise is difficult given the nature of changing fashion trends and consumer preferences that are difficult to predict. The specialty retail business fluctuates according to changes in consumer preferences dictated, in part, by fashion and season. In addition, our merchandise assortment differs in each seasonal flow and at any given time our assortment may not resonate with our customers. On average, we begin the design process for apparel nine to ten months before merchandise is available to consumers, and we typically begin to make purchase commitments four to eight months in advance. These lead times make it difficult for us to respond quickly to changes in demand for our products. To the extent we misjudge the market for our merchandise or the products suitable for local markets, our sales will be adversely affected and the markdowns required to move the resulting excess inventory will adversely affect our results of operations.

Fiscal 2011 continues to be a transitional year for our Company as we work to update our style orientation and reinvigorate our brand, which includes improving the balance of our assortment to address more aspects of our customers' lifestyle and rebuild our underperforming categories. If these changes do not resonate with our customers, our sales, gross margins and results of operations will be adversely affected.

Our inventory levels and merchandise assortments fluctuate seasonally, and at certain times of the year, such as during the holiday season, we maintain higher inventory levels and are particularly susceptible to risks related to demand for our merchandise. If the demand for our merchandise were to be lower than expected, causing us to hold excess inventory, we would be forced to further discount merchandise, which reduces our gross margins, results of operations and operating cash flows. If we were to carry low levels of inventory and demand is stronger than we anticipate, we may not be able to reorder merchandise on a timely basis to meet demand, which may adversely affect sales and customer satisfaction.

Economic conditions have impacted consumer spending and may adversely affect our financial position and results of operations.

Consumer spending patterns are highly sensitive to the economic climate and consumer spending continues to be impacted by the high levels of unemployment, declines in home values, restrictions on the availability of credit, volatile energy and food costs, and other negative economic conditions, nationally and regionally. We continue to be affected by challenging macroeconomic conditions which are evidenced in our business by a highly competitive retail selling environment and low retail store traffic. We believe these conditions will continue for the remainder of fiscal 2011 and for the foreseeable future. If consumer spending on apparel and accessories continues to decline and demand for our products decreases further, we may be forced to further discount our merchandise or sell it at a loss, which would adversely affect revenues, gross margins, earnings and operating cash flows. In addition, higher costs for transportation, raw materials, labor, insurance and healthcare, and other negative economic factors may adversely affect our results of operations.

We may be unable to improve the value of our brand and our failure to do so may adversely affect our business.

Our success is driven by the value of the Coldwater Creek brand. We have recently initiated a comprehensive marketing campaign to restore Coldwater Creek's brand value, which includes television, national magazine advertising, and online media initiatives. These initiatives are intended to address the 17.6% decrease in traffic in our premium retail stores and a 30.3% decrease in order volume in our direct segment in the first six months of fiscal 2011, compared to the same period in fiscal 2010. The value of our brand is largely dependent on the success of our design, merchandise assortment, and marketing efforts and our ability to provide a consistent, high quality customer experience. However, if we are not able to improve our brand perception, we may not fully realize the benefits of any improvements to our merchandise assortment and customer experience. If we are not able to improve the value of our brand, our business and results of operations may be adversely affected.

Our revolving line of credit contains borrowing base and other provisions that may restrict our ability to access it, which could impact our ability to access capital when needed.

The distress in the financial markets has resulted in extreme volatility in securities prices and diminished liquidity and credit availability, which may adversely affect our liquidity. Historically, we have relied on our cash resources and cash flows from operations to fund our operations. We have also used our revolving line of credit to securitize trade letters of credit and more recently, to a lesser extent from time to time for direct short term borrowing, both of which reduce the amount of available borrowings, and we intend to do so in the future as our cash flows fluctuate seasonally, based on factors such as inventory purchases. Generally, as we build inventory for our holiday season, the fiscal third quarter represents a seasonal high period of working capital needs in our business and as such, throughout the quarter a low period of availability for borrowing under our revolving line of credit. As of October 17, 2011, we had approximately $27.4 million available for borrowing under our revolving line of credit. The actual amount of credit that is available from time to time under our revolving line of credit fluctuates greatly and is limited to a borrowing base amount that is determined according to, among other things, a percentage of the value of eligible inventory plus a percentage of the value of eligible credit card receivables, as reduced by certain reserve amounts that may be determined at the discretion of the lender. Consequently, it is possible that, should we need to access any additional funds from our revolving line of credit, it may not be available in full. Additionally, our revolving line of credit contains covenants related to capital expenditure levels and minimum inventory book value, and other customary matters. Our failure to comply with the covenants, terms and conditions could cause the revolving line of credit not to be available to us.

Access to additional financing from the capital markets may be limited which could impact our ability to execute our business plan.

Primarily as a result of net operating losses over the previous four fiscal quarters, our working capital has decreased from $114.6 million at July 31, 2010, to $58.3 million at July 30, 2011. During the six months ended July 30, 2011, our net cash used in operating activities was $31.8 million, and our cash and cash equivalent balance was $31.5 million at the end of the second fiscal quarter of 2011, which included $14.4 million of proceeds from our term loan completed in May 2011, as compared to our cash and cash equivalent balance of $51.6 million at the end of the fiscal 2010. We may need to raise additional capital to fund our operations, particularly if our cash flows from operating activities do not improve substantially compared to recent periods. The sale of additional equity securities or convertible debt securities could result in significant dilution to our current stockholders, particularly given our low stock price in recent periods. If we borrow additional amounts under our revolving line of credit or incur other debt, our interest expense will increase and we may be subject to additional covenants that would restrict our operations. Newly issued securities may have rights, preferences and privileges that are senior or otherwise superior to those of our common stock. There is no assurance that equity or debt financing will be available in amounts or on terms acceptable to us. Without sufficient liquidity, we will be more vulnerable to further downturns in our business or the general economy, we may not be able to react to changes in our business or to take advantage of opportunities as they arise and we could be forced to curtail our operations, and our business could be seriously harmed.

We have incurred substantial financial commitments and fixed costs related to our retail stores that we will not be able to recover if our stores are not successful.

The success of an individual store location depends largely on the success of the lifestyle center, shopping mall or outlet center where the store is located, and may be influenced by changing customer demographic and consumer spending patterns. These factors cannot be predicted with accuracy. Because we are required to make long-term financial commitments when leasing retail store locations, and to incur substantial fixed costs for each store's design, leasehold improvements, fixtures and management information systems, it would be costly for us to close a store that does not prove successful.

The testing of our retail stores' long-lived assets for impairment requires us to make significant estimates about our future performance and cash flows that are inherently uncertain. These estimates can be affected by numerous factors, including changes in economic conditions, our results of operations, and competitive conditions in the industry. These factors, along with fluctuations and changes from estimates in sales, gross margins, operating cash flows and earnings, may affect the timing and the fair value estimates used in our testing of long-lived assets, which may result in impairment charges.

We are subject to potentially adverse outcomes in litigation matters, which could adversely affect our business.

We are, from time to time, involved in various legal proceedings incidental to the conduct of our business. Actions which may be filed against us include commercial, intellectual property infringement, customer and employment claims, including class action lawsuits alleging that we have violated federal and state wage and hour and other laws. These issues arise primarily in the ordinary course of business but could raise complex factual and legal issues, which are subject to multiple risks and uncertainties and could require significant management time and costs to defend. We believe that our current litigation issues will not have a material adverse effect on our results of operations or financial condition. However, our assessment of current litigation could change in light of the discovery of facts not presently known to us with respect to pending legal actions, or adverse determinations by judges, juries or other finders of fact. Moreover, additional litigation that is not currently pending may adversely affect our results of operations or financial condition.

Our results of operations fluctuate and may be negatively impacted by seasonal influences, particularly during the holiday season.

Our net sales, results of operations, liquidity and cash flows have fluctuated, and will continue to fluctuate, on a quarterly basis, as well as on an annual basis, as a result of a number of factors, including, but not limited to, the following:

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    the composition, size and timing of various merchandise offerings;

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    the timing and number of premium retail store openings and closings;

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    the timing and number of promotions;

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    the timing and number of catalog mailings;

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    the ability to accurately estimate and accrue for merchandise returns and the costs of obsolete inventory disposition;

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    the timing of merchandise shipping and receiving, including any delays resulting from labor strikes or slowdowns, adverse weather conditions, health epidemics or national security measures; and

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    shifts in the timing of important holiday selling seasons relative to our fiscal quarters, including Valentine's Day, Easter, Mother's Day, Thanksgiving and Christmas, and the day of the week on which certain important holidays fall.

Our results continue to depend materially on sales and profits from the November and December holiday shopping season. In anticipation of traditionally increased holiday sales activity, we incur certain significant incremental expenses, including the hiring of a substantial number of temporary employees to supplement the existing workforce. If, for any reason, we were to realize lower-than-expected sales or profits during the November and December holiday selling season, as we did in fiscal 2010, 2009 and 2008, our financial condition, results of operations, including related gross margins, and cash flows for the entire fiscal year may be adversely affected.

We may be unable to manage the complexities of our multi-channel business model, which could adversely affect our results of operations.

The complexity of our multi-channel business model requires a level of expertise to successfully manage operations. As we continue to tightly control expenses, we may experience an increase in demands on our managerial, operational and administrative resources, as well as our control environment. If we do not manage these demands, we may not realize the full benefits of our multi-channel business model, which may adversely affect our results of operations.

We are subject to significant risks associated with our management information systems, which, if not working properly, could adversely affect our results of operations.

We have a number of complex management information systems that are critical to our operations, including systems such as accounting, human resources, inventory purchasing and management, financial planning, direct segment order processing, and retail segment point-of-sale systems. Installing new systems or maintaining and upgrading existing systems carries substantial risk, including potential loss of data or information, cost overruns, implementation delays, disruption of operations, lower customer satisfaction resulting in lost customers, inability to deliver merchandise to our stores or our customers and our potential inability to meet SEC reporting requirements, any of which would harm our business and may adversely affect our results of operations.

We depend on key vendors for timely and effective sourcing and delivery of our merchandise. If these vendors are unable to timely fill orders or meet quality standards, we may lose customer sales and our reputation may suffer.

We may experience difficulties in obtaining sufficient manufacturing capacity from our vendors. We generally maintain non-exclusive relationships with multiple vendors that manufacture our merchandise. However, we have no contractual assurances of continued supply, pricing or access to new products, and any vendor could discontinue selling to us at any time. Moreover, a key vendor may become unable to supply our inventory needs due to capacity constraints, financial instability, or other factors beyond our control, or we could decide to stop using a vendor due to quality or other issues. If we were required to change vendors or if a key vendor were unable to supply desired merchandise in sufficient quantities on acceptable terms, particularly in light of current global economic conditions, we could experience delays in filling customer orders or delivering inventory to stores until alternative supply arrangements were secured. These delays could result in lost sales and a decline in customer satisfaction. The inability of key vendors to access credit and liquidity, or the insolvency of key vendors, could lead to their failure to deliver our merchandise, which would result in lost sales and lower customer satisfaction. It is also possible that the inability of our vendors to access credit or concerns vendors or their lenders may have with our creditworthiness may cause them to extend less favorable terms to us, which could adversely affect our cash flows, margins and financial condition, as well as limit the availability under our line of credit. Additionally, delays by our vendors in supplying our inventory needs could cause us to incur more expensive air freight charges, which may adversely affect our margins.

We may be unable to successfully realize the benefits of our store optimization program.

We continue to believe that retail expansion will be a key driver for our long term growth. However, due to our recent business performance and our focus on improving financial results, we have completed an extensive review of the performance of our stores. Based on this review, we are launching a store optimization program, which involves the closure of approximately 35 to 45 underperforming stores prior to the end of fiscal 2013. The optimization program will be achieved through a staged approach based primarily on natural lease expirations and early termination rights and includes the closure of approximately 15 stores in fiscal 2011. In total, when the program is completed, we expect these actions to generate approximately $15 to $20 million in annualized expense reductions and approximately $8 to $12 million in annualized improvement in pretax operating results based on results for the twelve months ended July 30, 2011. However, there can be no assurance that the store optimization program will realize the expected benefits. Any miscalculations or shortcomings we may make in the planning and implementation of the store optimization program may adversely affect our financial position, results of operations and cash flows.

Our reliance on foreign vendors subjects us to uncertainties that could impact our costs to source merchandise, delay or prevent merchandise shipments, which could adversely affect our business.

We continue to source apparel directly from foreign vendors, particularly those located in Asia, India and Central America. We were the importer of record for approximately 60 percent of our total apparel purchases during fiscal 2010. Irrespective of our direct sourcing from foreign vendors, substantially all of our merchandise, including that which we buy from domestic vendors, is manufactured overseas. This exposes us to risks and uncertainties which could substantially impact our ability to realize any perceived cost savings. These risks include, among other things:

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    burdens associated with doing business overseas, including the imposition of, or increases in, tariffs or import duties, or import/export controls or regulations, as well as credit assurances we are required to provide to foreign vendors;

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    declines in the relative value of the U.S. dollar to foreign currencies;

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    volatile fuel, energy and raw material costs, such as recent increases in the cost of cotton;

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    failure of vendors to adhere to our quality assurance standards, code of conduct and other environmental, labor, health, and safety standards for the benefit of workers;

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    financial instability of a vendor or vendors, including their potential inability to obtain credit to manufacture the merchandise they produce for us;

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    the potential inability of our vendors to meet our production needs due to raw material or labor shortages;

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    changing, uncertain or negative economic conditions, political uncertainties or unrest, or epidemics or other health or weather-related events in foreign countries resulting in the disruption of trade from exporting countries; and

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    restrictions on the transfer of funds or transportation delays or interruptions.

We face substantial competition from other retailers in the women's apparel industry and if we are unable to compete effectively, our business could be adversely affected.

We face substantial competition from retailers for elements in our merchandise lines, and net sales may decline or grow more slowly if we are unable to differentiate our merchandise and shopping experience from those of other retailers. In addition, the retail apparel industry has experienced significant price deflation over the past several years largely due to the downward pressure on retail prices caused by discount retailers and, more recently, by declining consumer spending, resulting in increased promotional and competitive activity. We expect this price deflation to continue as a result of the recent expiration of quota restrictions on the importing of apparel into the United States from foreign countries that are members of the World Trade Organization. This price deflation may make it more difficult for us to maintain gross margins and to compete with retailers that have greater purchasing power than we have.

Consumer concerns about purchasing items via the Internet as well as external or internal infrastructure system failures could adversely affect our direct segment or cause us to incur additional costs.

Our business is vulnerable to consumer privacy concerns relating to purchasing items over the Internet, security breaches, and failures of Internet infrastructure and communications systems. If consumer confidence in making purchases over the Internet declines as a result of privacy or other concerns, our direct segment sales may be adversely affected. We may be required to incur increased costs to address or remedy any system failures or security breaches or any actual or perceived consumer privacy concerns.

We may be unable to efficiently fill customer orders in our direct segment, which could adversely affect customer satisfaction, our reputation and our business.

If we are unable to efficiently process and fill customer orders, customers may cancel or refuse to accept orders, and customer satisfaction could be harmed. We are subject to, among other things:

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    failures in the efficient and uninterrupted operation of our customer contact centers or our sole distribution center in Mineral Wells, West Virginia, including system failures caused by telecommunications systems providers and order volumes that exceed our present telephone or Internet system capabilities;

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    delays or failures in the performance of third parties, such as vendors who supply our merchandise, shipping companies and the U.S. postal and customs services, including delays associated with labor disputes, labor union activity, inclement weather, natural disasters, health epidemics and possible acts of terrorism; and

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    disruptions or slowdowns in our order processing or fulfillment systems resulting from increased security measures implemented by U.S. customs, or from homeland security measures, telephone or Internet down times, system failures, computer viruses, electrical outages, mechanical problems, human error or accidents, fire, natural disasters or comparable events.

We have a liberal merchandise return policy and if we experience a greater number of returns than anticipated, our results of operations could be adversely affected.

As part of our commitment to superior customer service, we accept returns virtually at any time and for any reason through any channel regardless of initial point of purchase. We make allowances in our financial statements for anticipated merchandise returns based on historical return rates and future expectations. These allowances may be exceeded, however, by actual merchandise returns as a result of many factors, including changes in the merchandise mix, size and fit, actual or perceived quality, differences between the actual product and its presentation in catalogs or on the web site, timeliness of delivery, competitive offerings and consumer preferences or confidence. Any significant increase in merchandise returns that exceed our estimates would result in adjustments to revenue and to cost of sales and may adversely affect our financial condition, results of operations and cash flows.

We may be unable to manage significant increases in the costs associated with our catalog business, which would adversely impact our business.

We incur substantial costs associated with catalog mailings, including paper, postage, merchandise acquisition and human resource costs associated with catalog layout and design, production and circulation and increased inventories. Significant increases in U.S. Postal Service rates and the cost of telecommunications services, paper and catalog production could significantly increase catalog production costs and result in lower profits for the catalog business. Most of our catalog-related costs are incurred prior to mailing, and as such we are not able to adjust the costs of a particular catalog mailing to reflect the actual subsequent performance of the catalog. Moreover, customer response rates have been volatile in recent years, particularly for mailings to prospective customers. Because the catalog business accounts for a significant portion of total net sales, any performance shortcomings experienced by the catalog business may adversely affect our overall business, financial condition, results of operations and cash flows.

Our success is dependent upon key personnel and our ability to attract and retain qualified employees.

Our future success depends largely on the contributions and abilities of key executives and other employees. The loss of any of our key employees may adversely affect our business. Furthermore, the current economic conditions or the location of our corporate headquarters in Sandpoint, Idaho, may make it more difficult or costly to attract qualified employees for key positions. We have made significant changes at all levels of our merchandising and creative teams, including both internal promotions and new hires. We believe that we now have the key people in place to enable us to reinvigorate our product assortment and reposition our brand. However, there can be no assurance that these key employees will be successful in executing our initiatives.

Our multi-channel business model may expose us to assessments for unpaid taxes, penalties and interest, which could be substantial.

Our multi-channel business model subjects us to state and local taxes in numerous jurisdictions, including state income, franchise, and sales and use tax. We collect these taxes in any jurisdiction in which we have a physical presence. While we believe we have appropriately paid or accrued for all taxes based on our interpretation of applicable law, tax laws are complex and interpretations differ from state to state. In the past, some taxing jurisdictions have assessed additional taxes and penalties on us, asserting either an error in our calculation or an interpretation of the law that differed from our own. It is possible that taxing authorities may make additional assessments in the future. In addition to taxes, penalties and interest, these assessments could cause us to incur legal fees associated with resolving disputes with taxing authorities.

Additionally, changes in state and local tax laws, such as temporary changes associated with "tax holidays" and other programs, require us to make continual changes to our collection and reporting systems that may relate to only one taxing jurisdiction. If we fail to update our collection and reporting systems in response to these changes, any over collection or under collection of sales taxes could subject us to interest and penalties, as well as private lawsuits and damage to our reputation.

The day spa concept may not be successful and may be abandoned at any time, which would adversely affect our operating results.

We operate the Coldwater Creek ~ The Spa concept in nine locations. To date, our day spas have had a negative impact on our earnings, as we experiment with marketing approaches and gather data regarding the spa business and, in particular, our spa customer. We have no plans to build additional day spas. There is no assurance that the day spa concept will ever be successful.

If we were to abandon the day spa concept, we would be required to write off any remaining net capitalized costs and may incur lease termination costs, which may adversely affect results of operations. Additionally, we may incur impairment charges related to our day spas if there were a continued deterioration in the spas' results of operations.

If we are unable to protect our trademarks from infringement, our business may be adversely affected.

Our registered trademarks, which include Coldwater Creek®, Coldwater Creek The Spa® and the stylized Coldwater Creek logo, are important to our success. Even though we register and protect our trademarks and other intellectual property rights, there is no assurance that our actions will protect us from others infringing upon our trademarks and proprietary rights or seeking to block sales of our products as infringements of their trademarks and proprietary rights. If we cannot adequately protect our marks or prevent infringement of them, our business and results of operations may be adversely affected.

Because the majority of our cash and cash equivalents are concentrated with one financial institution, we may experience losses on our deposits.

We maintain the majority of our cash and cash equivalents with one major financial institution in the United States, in the form of demand deposits, money market accounts and other short-term investments. Deposits in this institution may exceed the amounts of insurance provided on such deposits. With the current financial environment and the instability of financial institutions, we cannot be assured that we will not experience losses on our deposits.

Our stock price has fluctuated and may continue to fluctuate widely.

The market price for our common stock has fluctuated and has been and will continue to be significantly affected by, among other factors, quarterly operating results, changes in any earnings estimates publicly announced by us or by analysts, customer response to merchandise offerings, and timing of retail store openings and closings. In addition, stock markets generally have experienced a high level of price and volume volatility and market prices for the stock of many companies including ours, have experienced wide price fluctuations not necessarily related to their operating performance. The reported high and low sale prices of our common stock were $8.75 per share and $2.71 per share, respectively, during fiscal 2010 and $3.22 per share and $0.80 per share, respectively, from January 1, 2011 through October 17, 2011. The current price of our common stock may not be indicative of future market prices. The fluctuation of the market price of our common stock may have a negative impact on our liquidity and access to capital. In addition, price volatility of our common stock may expose us to stockholder litigation which may adversely affect our financial condition, results of operations and cash flows.

We may not be able to maintain our listing on the Nasdaq, which may limit the ability of our stockholders to sell shares of our common stock.

Our common stock is currently listed on the Nasdaq Global Select Market and has recently traded below $1.00 per share. We are required to meet specified financial requirements to maintain such listing, one of which is that we maintain a minimum closing price of at least $1.00 per share for our common stock. If we fail to maintain the $1.00 minimum closing price for 30 consecutive business days, we may be at risk of delisting. Upon receipt of a deficiency notice from Nasdaq we have 180 days to attempt to regain compliance, such as through a reverse stock split. If we do not regain compliance during this initial period, we may be eligible for an additional 180 day compliance period. To qualify, we would be required to transfer to the Nasdaq Capital Market, meet the listing requirements for that market (with the exception of the minimum closing price requirement) and present a plan to regain compliance with the $1.00 minimum closing price requirement. However, if it appears to the Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, our common stock would be subject to delisting. While there is a right to appeal the Nasdaq's determination to delist our common stock, there can be no assurance they would grant our request for continued listing.

We cannot assure you that we can maintain or would be successful in regaining compliance with the minimum price requirements in the future. Delisiting, or even the issuance of a notice of potential delisting, could have a material adverse effect on the price of our shares and our ability to issue additional securities or secure financing. In the event of delisting, trading of our common stock would most likely be conducted in the over the counter market on an electronic bulletin board established for unlisted securities, which would adversely affect the market liquidity of our common stock, security analysts' coverage of us could be reduced and customer, investor, supplier and employee confidence may be diminished.

Our largest stockholders may exert influence over our business regardless of the opposition of other stockholders or the desire of other stockholders to pursue an alternate course of action.

Dennis Pence, our Chairman of the Board of Directors, President, CEO and co-founder, may be deemed to beneficially own, directly and indirectly, approximately 15.5% of our outstanding common stock as of September 30, 2011 and Mr. Pence has indicated an interest in purchasing approximately         additional shares in this offering, which would increase his beneficial ownership to approximately         %. Ann Pence, our co-founder, may be deemed to beneficially own, directly and indirectly, approximately 19.6% of our outstanding common stock as of September 30, 2011. Either Dennis Pence or Ann Pence acting independently would have significant influence over, and should they act together, could effectively control the outcome of, any matters submitted to stockholders, including the election of directors and approval of business combinations, and could delay, deter or prevent a change of control of the Company, which may adversely affect the market price of our common stock. The interests of these stockholders may not always coincide with the interests of other stockholders.

Provisions in our charter documents and Delaware law may inhibit a takeover and discourage, delay or prevent stockholders from replacing or removing current directors or management.

Provisions in our Certificate of Incorporation and Bylaws may have the effect of delaying or preventing a merger with or acquisition of us, even where the stockholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by stockholders to replace current directors and include:

    •
    providing for a classified Board of Directors with staggered, three-year terms;

    •
    prohibiting cumulative voting in the election of directors;

    •
    authorizing the Board to designate and issue "blank check" preferred stock;

    •
    limiting persons who can call special meetings of the Board of Directors or stockholders;

    •
    prohibiting stockholder action by written consent; and

    •
    establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at a stockholders meeting.

Because the Board of Directors appoints management, any inability to effect a change in the Board of Directors may also result in the entrenchment of management.

We are also subject to Section 203 of the Delaware General Corporation Law, which, subject to exceptions, prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation and Bylaws, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change of control and prevent changes in our management.

Purchasers in this offering will experience immediate dilution in the net tangible book value of their investment.

Purchasers of our common stock in this offering will experience an immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value of each share of common stock outstanding immediately after this offering. Our net tangible book value as of July 30, 2011 was approximately $118.4 million, or approximately $1.28 per share of common stock. See "Dilution" in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose and our management will have broad discretion as to the use of any net proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

We do not intend to pay dividends for the foreseeable future.

We have never paid cash dividends on our common stock and have no present plans to pay cash dividends. We intend to retain all future earnings for use in our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical facts, included in this prospectus supplement and the accompanying prospectus regarding our strategy, future operations, our current expectations regarding our preliminary third quarter financial results, future financial position, future net sales, projected expenses, prospects and plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "estimate," "expect," "intend," "may," "might," "plan," "project," "will," "would," "should," "could," "can," "predict," "potential," "continue," "objective," or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These forward-looking statements reflect our current views about future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement. Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made or to conform these statements to actual results. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" in this prospectus supplement and the accompanying prospectus.

You should carefully consider all the information in or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to investing in our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the                    shares of common stock we are offering will be approximately $          million after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option in full, we estimate that we will receive net proceeds of approximately $          million.

We intend to use the net proceeds from the sale of common stock under this prospectus supplement for working capital and other capital expenditures, which may include investments in our marketing strategy and supply chain, as well as other general corporate purposes. We cannot specify with certainty the particular amounts or uses for the net proceeds from this offering.

Until we use the net proceeds of this offering, we may invest the funds in short-term, investment grade, interest-bearing securities.

DESCRIPTION OF OUR CAPITAL STOCK

As of the date of this prospectus supplement, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of July 30, 2011, there were 92,688,600 shares of our common stock outstanding and there were no shares of our preferred stock outstanding.

In addition, as of July 30, 2011, there were: (i) 3,501,148 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $5.93 per share; (ii) 1,530,895 shares of common stock issuable upon the vesting of outstanding restricted stock units; (iii) 3,388,474 shares of common stock reserved for future grants under our Amended and Restated Stock Option/Stock Issuance Plan; and (iv) 1,055,197 shares of common stock reserved for future purchases under our Employee Stock Purchase Plan.

DILUTION

Our net tangible book value on July 30, 2011 was approximately $118.4 million, or $1.28 per share of common stock. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares of common stock outstanding. After giving effect to the sale of                           shares of common stock offered by us in this offering at a price of $             per share, less the underwriting discount and other expenses of this offering payable by us, our pro forma as adjusted net tangible book value on July 30, 2011 would have been approximately $              million, or $              per share of common stock. The following table illustrates the as adjusted increase in net tangible book value of $             per share and the dilution (the difference between the offering price per share and net tangible book value per share) of $             per share to new investors in this offering:

Public offering price per share			$
Net tangible book value per share on July 30, 2011		$1.28
Increase in net tangible book value per share attributable to offering	$

As adjusted net tangible book value per share on July 30, 2011 after giving effect to the offering

Dilution per share to investors participating in the offering			$

Assuming the underwriter exercises its over-allotment option in full, the as adjusted increase in net tangible book value on July 30, 2011 would be $             per share and the dilution (the difference between the offering price per share and pro forma net tangible book value per share) would be $             per share to new investors in this offering.

The above discussion and table are based on 92,668,600 shares outstanding at July 30, 2011, and does not include, as of that date:

    •
    3,501,148 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $5.93 per share;

    •
    1,530,895 shares of common stock issuable upon the vesting of outstanding restricted stock units;

    •
    3,388,474 shares of common stock reserved for future grants under our Amended and Restated Stock Option/Stock Issuance Plan; and

    •
    1,055,197 shares of common stock reserved for future purchases under our Employee Stock Purchase Plan.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Jaffray & Co., or Piper Jaffray, as the sole underwriter and manager for this offering. We have entered into a firm commitment underwriting agreement with Piper Jaffray. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Piper Jaffray, and Piper Jaffray has agreed to purchase from us, all of the shares offered by us in this offering.

Piper Jaffray proposes to offer the common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After the offering, these figures may be changed by Piper Jaffray.

We have granted Piper Jaffray an option to buy up to an additional                           shares of common stock from us to cover over-allotments. Piper Jaffray may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, Piper Jaffray will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting discount is equal to the public offering price per share of common stock less the amount paid by Piper Jaffray to us per share of common stock. The following table shows the per share and total underwriting discount to be paid to Piper Jaffray in this offering assuming both no exercise and full exercise of the over-allotment option.

	With no Over-Allotment	With Over-Allotment
Per share	$	$
Total

Dennis C. Pence, our Chief Executive Officer, Chairman of our Board of Directors and one of our principal stockholders, has indicated an interest in purchasing between approximately $5.0 million and $7.0 million of shares of our common stock in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, Mr. Pence may elect not to purchase any shares in this offering, or Piper Jaffray may elect not to sell any shares in this offering, to Mr. Pence.

We have agreed to indemnify Piper Jaffray against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that Piper Jaffray may be required to make in respect of those liabilities. We have also agreed to reimburse Piper Jaffray up to $175,000 for the expenses incurred by it in connection with this offering.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering for sale, pledging, assigning, encumbering, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of at least 90 days following the date of this prospectus supplement without the prior written consent of Piper Jaffray. The lock-up agreements do not prohibit our directors and executive officers from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms.

The lock-up agreements do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to Piper Jaffray pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

The 90-day lock-up period in all of the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Piper Jaffray waives the extension in writing.

Our shares are quoted on the Nasdaq Global Select Market under the symbol "CWTR."

To facilitate the offering, Piper Jaffray may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, Piper Jaffray may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to Piper Jaffray. Short sales involve the sale by Piper Jaffray of a greater number of shares than Piper Jaffray is required to purchase in the offering. Piper Jaffray may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, Piper Jaffray may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time. Piper Jaffray may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Global Select Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission, or SEC, limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the web site maintained by Piper Jaffray and Piper Jaffray may distribute prospectuses and prospectus supplements electronically.

From time to time in the ordinary course of their respective businesses, Piper Jaffray and certain of its affiliates may have in the past or may in the future engage in commercial banking or investment banking transactions with, or provide financial advisory services to, us and our affiliates for which they were paid, or may in the future be paid, customary fees.

LEGAL MATTERS

The validity of common stock offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California. Goodwin Procter LLP, New York, New York, is counsel to Piper Jaffray in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended January 29, 2011 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We also file annual reports, quarterly reports, proxy statements, and other documents with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus supplement and the accompanying prospectus are a part, at the SEC's Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Coldwater Creek. General information about Coldwater Creek, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.coldwatercreek.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on or available through our website is not incorporated into this prospectus supplement and the accompanying prospectus.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows "incorporation by reference" into this prospectus supplement and the accompanying prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

    •
    Our Annual Report on Form 10-K for our fiscal year ended January 29, 2011;

    •
    Our Quarterly Reports on Form 10-Q for our fiscal quarter ended April 30, 2011 and July 30, 2011;

    •
    Our Current Reports on Form 8-K filed February 1, 2011, May 17, 2011, June 16, 2011 and August 31, 2011 (except with respect to any information furnished under Item 2.02, which is not incorporated by reference herein); and

    •
    The description of Common Stock contained in the Registration Statement on Form 8-A (File No. 000-21915) filed with the SEC on December 30, 1996.

Except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, including any beneficial owner, a copy of the information that has been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. Direct any request for copies to:

Coldwater Creek Inc.
One Coldwater Creek Drive
Sandpoint, Idaho 83864
Attention: Corporate Secretary
Phone: (208) 263-2266

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

$100,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

        We may, from time to time, offer and sell debt securities, shares of preferred stock, shares of common stock and warrants, either separately or in units, in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or debt securities. We will specify in the accompanying prospectus supplement more specific information about any such offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

        We may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

        This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        Our common stock is traded on The Nasdaq Global Select Market under the symbol "CWTR." On May 20, 2011, the closing price of our common stock on The Nasdaq Global Select Market was $2.16 per share.

        Investing in our securities involves risks. See the section entitled "Risk Factors" in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is June 8, 2011.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, issue and sell any combination of debt securities, shares of preferred stock, shares of common stock and warrants, either separately or in units, in one or more offerings with a maximum aggregate offering price of $100,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "Coldwater Creek," "we," "us" and "our" refer to Coldwater Creek Inc., and where applicable, its subsidiaries.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

COLDWATER CREEK INC.

        We are a specialty retailer of women's apparel, accessories, jewelry and gift items. Founded in 1984 as a catalog company, today we are a multi-channel specialty retailer. Our proprietary merchandise assortment reflects a sophisticated yet relaxed and casual lifestyle. A commitment to providing superior customer service is manifest in all aspects of our business. Our mission is to become one of the premier specialty retailers for women 35 years of age and older with average annual household incomes in excess of $75,000 by offering our customers a compelling merchandise assortment with superior customer service through all our sales channels.

        Our principal executive offices are located at One Coldwater Creek Drive, Sandpoint, Idaho 83864, and our telephone number at that location is (208) 263-2266.

FORWARD-LOOKING STATEMENTS

        When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading "Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

        These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

        Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for working capital, capital expenditures, repayment of debt and other general corporate purposes. Pending the application of the net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated are set forth in the following table. The ratio of earnings to fixed charges is computed by dividing income or loss before taxes plus fixed charges by fixed charges. Fixed charges include interest expense, financing fees and an estimate of the interest expense within rent expense under operating leases.

	Fiscal Year Ended
	January 29, 2011	January 30, 2010	January 31, 2009	February 2, 2008	February 3, 2007
Ratio of earnings to fixed charges	(0.29)	(0.27)	(0.24)	0.87	4.13

DESCRIPTION OF DEBT SECURITIES

        The following is a description of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

  •
  the title and authorized denominations of those debt securities;

  •
  any limit on the aggregate principal amount of that series of debt securities;

  •
  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

  •
  the interest rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the record date for payment of interest;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder have that option;

  •
  our obligation or right, if any, to redeem or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation;

  •
  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

  •
  the denominations in which those debt securities will be issuable;

  •
  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  •
  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  •
  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

  •
  if other than U.S. dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

  •
  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

  •
  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  •
  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

  •
  the nature and terms of any security for any secured debt securities;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

  •
  any other specific terms of any debt securities.

        The applicable prospectus supplement will describe material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  •
  failure to pay interest for 30 days after the date payment is due and payable;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

  •
  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

  •
  failure to perform other covenants for 90 days after notice that performance was required;

  •
  events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance and observance of any terms, provisions and conditions of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by certain covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of this prospectus, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations under the indenture;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any right or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or correct any inconsistency or defect in the indenture;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees of or secure any debt securities;

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  establish the forms or terms and conditions of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

  •
  change the currency in which the principal, and any premium or interest, is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for the registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share. As of May 23, 2011, no shares of preferred stock were issued and outstanding. Our board of directors has the authority, without further action by our stockholders, to issue from time to time the preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

  •
  the distinctive designation of each series and the number of shares that will constitute the series;

  •
  the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

  •
  the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

  •
  the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

  •
  the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

  •
  any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

  •
  the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

        The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered, when issued, will be fully paid and nonassessable. Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

        This section describes the general terms and provisions of the shares of our common stock. This description is only a summary. Our certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities. See "Where You Can Find More Information."

Common Stock

        We are authorized to issue up to 300,000,000 shares of our common stock, par value $0.01 per share. Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Common stockholders will not be entitled to cumulative voting in the election of directors. This means that the holders of a majority of the voting shares will be able to elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock will be entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock would be entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the common stock.

Certain Provisions of Delaware Law and of the Charter and Bylaws

        The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

        Delaware Law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        We may opt out of Section 203 by amending our certificate of incorporation or bylaws by action of our stockholders to exempt us from coverage, provided that the amendment will not become effective until 12 months after the date it is adopted and will not apply to any business combination between Coldwater Creek and any person who became an interested stockholder on or prior to its adoption. In addition, the restrictions of Section 203 may not be applicable to Dennis Pence and Ann Pence. To date, we have not elected to opt out of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        In addition to the requirements of Section 203, under our certificate of incorporation, the approval of the holders of two-thirds of our voting stock is required for certain business combinations involving us and "interested stockholders," defined as persons who own (or within two years, did own) 10% or more of our voting stock.

        Charter and Bylaws.    Our certificate of incorporation and bylaws provide that:

  •
  the board is divided into three classes, with each class serving three-year staggered terms;

  •
  no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

  •
  the approval of holders of two-thirds of the shares entitled to vote at an election of directors is required to adopt, amend or repeal our bylaws or amend or repeal the provisions of our certificate of incorporation regarding effecting changes in the size of our board, the classification, terms and removal of directors and the ability of stockholders to take action by written consent or call a special meeting;

  •
  our board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  any amendment of our bylaws changing our number of directors requires the approval of two-thirds of the total number of authorized directors;

  •
  special meetings of stockholders may be called only by the chairman or vice chairman of the board or a majority of the total number of authorized directors;

  •
  stockholders must provide notice of nominations of directors or the proposal of business to be voted on at an annual meeting;

  •
  our board of directors is authorized to issue preferred stock without stockholder approval; and

  •
  we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

        Limitation of Liability and Indemnification Matters.    We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Accordingly, our directors are not personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Our bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to enter into indemnification agreements and to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into separate indemnification agreements with our directors that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

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  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

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  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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  the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of certain federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the proceeds to us from the sale;

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  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

        The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Coldwater Creek Inc. Annual Report on Form 10-K for the year ended January 29, 2011, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte and Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

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  our Annual Report on Form 10-K for the fiscal year ended January 29, 2011;

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  our Current Reports on Form 8-K filed February 1, 2011 and May 17, 2011; and

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  the description of our Common Stock contained in the Registration Statement on Form 8-A (File No. 000-21915) filed December 30, 1996.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Coldwater Creek Inc., Attention: Corporate Secretary, One Coldwater Creek Drive, Sandpoint, Idaho 83864, telephone (208) 263-2266. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

                    Shares

COLDWATER CREEK INC.

Common Stock

PROSPECTUS SUPPLEMENT

Piper Jaffray

October     , 2011